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                                                                  Exhibit 10.11
                                     [Logo]

          INTERNET CONTENT (WORLD WIDE WEB SITE) DISTRIBUTION AGREEMENT

THIS AGREEMENT, dated as of November 24, 1999 (the "Effective Date"), is made by and between InfoSpace.com, Inc., a Delaware corporation, ("InfoSpace"), with offices at 15375 NE 90th Street, Redmond, WA 98052, and Freei Networks Inc., a Washington corporation ("Company"), with offices at 909 South 336th St. Suite 110, Federal Way, WA 98003.

                                    RECITALS

This Agreement is entered into with reference to the following facts:

A. InfoSpace maintains on certain locations of its Web Sites (as defined below) and makes available to Internet users certain content, resources, archives, indices, software, catalogs and collections of information (collectively, such materials are identified in Exhibit A and referred to herein as the "Content").

B. InfoSpace wishes to grant certain rights and licenses to Company with respect to access to the Content and certain other matters, and Company wishes to grant certain rights and licenses to InfoSpace with respect to the Company Web Sites (as defined below) and certain other matters, as set forth in this Agreement.

                                    AGREEMENT

The parties agree as follows:

         SECTION 1.   DEFINITIONS.

         As used herein, the following terms have the following defined meanings:

"BANNER ADVERTISEMENT" means a rotating banner advertisement of up to approximately 468 x 60 pixels located at the top and/or bottom of a Web Page, or other advertisements, sponsorships or other promotions on or related to a Personal Desktop Portal Page, as may be designated by InfoSpace and Company.

"CO-BRANDED PAGES" means, collectively, Query Pages, Results Pages and Personal Desktop Portal Pages.

"COMPANY MARKS" means those Trademarks of Company set forth on Exhibit B hereto and such other Trademarks (if any) of Company which Company may own or use from time to time.

"COMPANY WEB SITES" means, collectively, all Web Sites maintained by or on behalf of Company and its affiliates.

"GRAPHICAL USER INTERFACE" means a graphical user interface, to be designed by Company and InfoSpace and implemented by InfoSpace pursuant to the terms of this Agreement, that contains or implements branding, graphics, navigation, content or other characteristics or features such that a user reasonably would conclude that such interface is part of the Company Web Sites.

"IMPRESSION" means a user's viewing of any discrete screen of a Co-branded Page containing any Banner Advertisement.

[*] = Confidential Treatment Requested

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"INFOSPACE MARKS" means those Trademarks of InfoSpace set forth on Exhibit B hereto and such other Trademarks (if any) as InfoSpace may from time to time notify Company in writing to be "InfoSpace Marks" within the meaning of this Agreement.

"INFOSPACE WEB SITES" means, collectively: (a) the Web Site the primary home page of which is located at http://www.infospace.com; and (b) other Web Sites maintained by InfoSpace and its affiliates.

"INTELLECTUAL PROPERTY RIGHTS" means any patent, copyright, rights in Trademarks, trade secret rights, moral rights and other intellectual property or proprietary rights arising under the laws of any jurisdiction.

"PERSON" means any natural person, corporation, partnership, limited liability company or other entity.

"PERSONAL DESKTOP PORTAL APPLICATION" means a version (as designated by InfoSpace) of a downloadable software application currently known as "The InfoSpace Personal Desktop Portal" whereby end users are able to access and display certain content, and any successors and/or revisions to such application as InfoSpace may designate in its sole discretion.

"PERSONAL DESKTOP PORTAL PAGE" means any page hosted on the InfoSpace Web Sites, and served to an end user who accessed such page through a version of the Personal Desktop Portal Application that such end user downloaded from a Query Page or Results Page, which may incorporate a Graphical User Interface and/or on which users may input queries and searches relating to the Content.

"QUERY PAGE" means any page hosted on the InfoSpace Web Sites which may incorporate the Graphical User Interface and/or on which users clicking directly from the Company Web Sites may input queries and searches relating to the Content or may include download of or access to Content.

"RESULTS PAGE" means any page hosted on the InfoSpace Web Sites which may incorporate the Graphical User Interface and/or displays Content in response to queries and searches made on a Query Page or Personal Desktop Portal Page.

"TRADEMARKS" means any trademarks, service marks, trade dress, trade names, corporate names, proprietary logos or indicia and other source or business identifiers.

"WEB SITE" means any point of presence maintained on the Internet or on any other public data network. With respect to any Website maintained on the World Wide Web, such Website includes all HTML pages (or similar unit of information presented in any relevant data protocol) that either (a) are identified by the same second-level domain (such as infospace.com) or by the same equivalent level identifier in any relevant address scheme, or (b) contain branding, graphics, navigation or other characteristics such that a user reasonably would conclude that the pages are part of an integrated information or service offering.

         2. CERTAIN RIGHTS GRANTED.

         2.1 INFOSPACE GRANT. Subject to the terms and conditions of this Agreement, InfoSpace hereby grants to Company the following rights:

                  (a) the right to include on the Company Web Sites hypertext links (whether in graphical, text or other format) which enable "point and click" access to locations of the InfoSpace Web Sites specified by InfoSpace (and subject to change by InfoSpace from time to time); and

                  (b) the right to permit users to link to Results Pages via Query Pages and/or to Personal Desktop Portal Pages hosted on the InfoSpace Web Sites.

         2.2 COMPANY GRANT. Subject to the terms and conditions of this Agreement, Company hereby grants InfoSpace the following rights:


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                  (a) the right to include on the InfoSpace Web Sites hypertext links (whether in graphical, text or other format) which enable "point and click" access to locations of the Company Web Sites specified by Company (and subject to change by Company from time to time);

                  (b) the right to sell and serve Banner Advertisements and other promotions on the Co-branded Pages; and

                  (c) the right to track the number of Impressions.

         2.3 LIMITATIONS. Company and its affiliates shall have no right to reproduce or sub-license, re-sell or otherwise distribute all or any portion of the Content to any Person including via the Internet (including the World Wide
Web) or any successor public or private data network. This Agreement and delivery of the Content or any portion hereunder to Company shall not cause InfoSpace to be in violation of any law of any jurisdiction or third party agreement, and InfoSpace may at any time modify its grant of rights to the extent necessary to ensure compliance. InfoSpace may from time to time issue additional guidelines with respect to use or display of any of-the Content, to which Company will adhere. Company shall implement and/or cooperate with InfoSpace in its implementation of bug fixes, updates, and minimum build requirements for any Content supplied by InfoSpace, promptly upon the request of InfoSpace. Neither party shall have any right to: (a) edit or modify any Banner Advertisements submitted for a Cobranded Page (but without limiting InfoSpace's right to reject any Banner Advertisements pursuant to this Agreement); or (b) remove, obscure or alter any notices of Intellectual Property Rights appearing in or on any materials (including Banner Advertisements) provided by the other party.

         2.4 COMPANY MARKS LICENSE. Subject to Section 2.6, Company hereby grants InfoSpace the right to use, reproduce, publish, perform and display the Company Marks: (a) on the InfoSpace Web Sites in connection with the posting of hyperlinks to the Company Web Sites; (b) in and in connection with the development use, reproduction, modification, adaptation, publication, display and performance of the Graphical User Interface, Results Pages and (if applicable) the Personal Desktop Portal Pages; and (c) in promotional and marketing materials, content directories and indexes, and electronic and printed advertising, publicity, press releases, newsletters and mailings about InfoSpace.

         2.5 INFOSPACE MARKS LICENSE. Subject to Section 2.6, InfoSpace hereby grants the right to use, reproduce, publish, perform and display the InfoSpace
Marks: (a) on the Company Web Sites in connection with the posting of hyperlinks to the InfoSpace Web Sites; (b) in and in connection with the development, use, reproduction in promotional and marketing materials, content directories and indexes, and electronic and printed advertising, publicity, press releases, newsletters and mailings about Company.

         2.6 APPROVAL OF TRADEMARK USAGE. InfoSpace shall not use or exploit in any manner any of the Company Marks, and Company shall not use or exploit in any manner any of the InfoSpace Marks, except in such manner and media as the other party may consent to in writing, which consent shall not be unreasonably withheld or delayed. Either party may revoke or modify any such consent upon written notice to the other party.

         2.7 NONEXCLUSIVITY. Each party acknowledges and agrees that the rights granted to the other party in this Agreement are non-exclusive, and that, without limiting the generality of the foregoing, nothing in this Agreement shall be deemed or construed to prohibit either party from participating in similar business arrangements as those described herein including soliciting third party advertisements or other materials, serving advertisements or other materials to third parties' Web Sites, or hosting or permitting third parties to place advertisements on such party's Web Site, whether or not, in each such case, such advertisements are competitive with the products, services or advertisements of the other party.

         3. CERTAIN OBLIGATIONS OF THE PARTIES.

         3.1 GRAPHICAL USER INTERFACE AND CO-BRANDED PAGES. To the extent provided in this Agreement, Company and InfoSpace will cooperate to design the user-perceptible elements of the Graphical User Interface, with the goals of:
(a) conforming the display output of the "look and feel"


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associated with the applicable Company Web Sites; and (b) maximizing the commercial effectiveness thereof. Following agreement by the parties upon the design specifications thereof, InfoSpace will use commercially reasonable efforts to develop the Graphical User Interface and to implement the same on Co-branded Pages. InfoSpace shall have no liability or obligation for failure to develop or implement the Graphical User Interface or any Co-branded Pages as contemplated by this Section 3. 1, or for any nonconformity with the design specifications agreed upon by the parties, provided InfoSpace has used commercially reasonable efforts to develop and implement the same as provided in this Section 3.1. The URL for the Co-Branded Pages shall not include Company's domain name.

         3.2 COMPANY OBLIGATIONS. Unless otherwise designated by InfoSpace, the InfoSpace logo and at least one other link pointing to pages of the InfoSpace Web Sites specified by InfoSpace (and subject to change by InfoSpace from time to time) will be present on all Co-branded Pages. Each link contemplated by this
Section 3.2 shall be: (a) prominent in relation to links to other Web Sites on the applicable page (and in any event at least as prominent as any link to any third party Web Site); and (b) above-the-fold (i.e., immediately visible to any user accessing the applicable page without the necessity of scrolling downward or horizontally).

         3.3 ACCESSIBILITY OF WEB SITES. Each party will use commercially reasonable efforts to maintain accessibility of its Web Sites.

         3.4 IMPRESSION AND OTHER INFORMATION. InfoSpace shall track and allow the Company on a monthly basis to remotely access in electronic form information maintained by InfoSpace concerning as applicable 1)Number of Impressions. 2) each click-through to Infospace applications 3) data regarding Banner Inventory on co-branded pages; 4) gross revenues received by Infospace from banner sales.

         3.5 PUBLICITY. The parties may work together to issue publicity and general marketing communications concerning their relationship and other mutually agreed-upon matters, provided, however, that neither party shall have any obligation to do so. In addition, neither party shall issue such publicity and general marketing communications concerning their relationship without the prior written consent of the other party (not to be unreasonably withheld). Neither party shall disclose the terms of this Agreement to any third party other than its outside counsel, auditors, and financial advisors, except as required by law.

         4. ADVERTISING AND REVENUE.

         4.1 PLACEMENT OF BANNER ADVERTISEMENTS. In addition to the terms and conditions otherwise set forth in this Agreement, Banner Advertisements sold on the Co-branded Pages shall be governed by the terms and conditions set forth on Exhibit C.

         4.2 REMUNERATION; COLLECTION. The Company or Infospace will pay the amounts as set forth on Exhibit C. Any amount not paid when due, or as invoiced, will be subject to a finance charge equal to one and one-half percent (1.5%) per month or the highest rate allowable by law, whichever is less, determined and compounded daily from the date due until the date paid. Payment of such finance charges will not excuse or cure any breach or default for late payment. InfoSpace or Company may accept any check or payment without prejudice to its rights to recover the balance due or to pursue any other right or remedy. No endorsement or statement on any check or payment or letter accompanying any check or payment or elsewhere will be construed as an accord or satisfaction. Unless explicitly stated on Exhibit C, all amounts payable under this Agreement are denominated in United States dollars and Company will pay all amounts payable under this Agreement in lawful money of the United States. Unless explicitly stated on Exhibit C, InfoSpace shall have no obligation to share with, allow Company to sell, or account to Company regarding, any sums received by InfoSpace or any of its affiliates from any advertisements or promotions on any of the InfoSpace Web Sites. In the event Company or Infospace fails to make timely payment, InfoSpace or Company shall have the right, in addition to all other rights under this Agreement, to immediately terminate all links, content, or services provided to the other party under this Agreement. If Company or Infospace fails to make timely payment, the defaulting party will be responsible for all reasonable expenses (including attorney fees) incurred by the other party in collecting such amounts.

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         5. Warranties, Indemnification and Limitation of Direct Liability.

         5.1 Warranties

         The parties to this Agreement represent and warrant as follows:

         a) Each party warrants that it has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

         b) Each party warrants that its execution of this Agreement by such party and performance of its obligations hereunder, do not and will not violate any agreement to which it is a party or by which it is bound; and in performance under and related to this Agreement, the parties shall comply with all applicable laws, rules and regulations (including, without limitation, privacy, export control and obscenity laws); and

         c) Each party warrants that when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

         d) Each party warrants that its Web Sites and the content contained therein, and all Banner Advertisements served or submitted to the Co-branded Pages, as the case may be, will not contain any material that is obscene, pornographic, profane, fraudulent, libelous or defamatory, or infringing of any third party Intellectual Property Rights.

         5.2 INDEMNIFICATION. Each party (the "Indemnifying Party") will defend, indemnify and hold harmless the other party (the "Indemnified Party"), and the respective directors, officers, employees and agent of the Indemnified Party, from and against any and all claims, costs, losses, damages, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with any third-party claim alleging any breach of such party's representations or warranties or covenants set forth in this Agreement. The Indemnified Party agrees that the Indemnifying Party shall have sole and exclusive control over the defense and settlement of any such third party claim. The Indemnified Party shall promptly notify the Indemnifying Party of any such claim of which it becomes aware and shall: (a) at the Indemnifying Party's expense, provide reasonable cooperation to the Indemnifying Party in connection with the defense or settlement of any such claim; and (b) at the Indemnified Party's expense, be entitled to participate in the defense of any such claim. The Indemnifying Party shall not acquiesce to any judgment or enter into any settlement that adversely affects the Indemnified Party's rights or interests without prior written consent of the Indemnified Party.

         5.3      LIMITATION OF LIABILITY; DISCLAIMER.

         (a) Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. INFOSPACE'S LIABILITY (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), PRODUCT LIABILITY OR STRICT LIABILITY OF INFOSPACE) UNDER THIS AGREEMENT OR WITH REGARD TO ANY OF THE PRODUCTS OR SERVICES RENDERED BY THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY SERVERS OR OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED BY THE PARTIES OR ANY THIRD PARTIES IN CONNECTION WITH HOSTING THE CO-BRANDED PAGES OR PROVIDING CONTENT), THE PARTIES' WEB SITES AND ANY OTHER ITEMS OR SERVICES FURNISHED UNDER THIS AGREEMENT. IN NO EVENT WILL EITHER PARTYS' AGGREGATE LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT EXCEED THE COMPENSATION PAID THE OTHER PARTY UNDER THIS AGREEMENT.



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         (b) No Additional Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT,
NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.), AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY CLAIM IN TORT (INCLUDING NEGLIGENCE), IN EACH CASE, REGARDING THEIR WEB SITES, ANY PRODUCTS OR SERVICES DESCRIBED THEREON, ANY BANNER ADVERTISEMENTS, ANY SOFTWARE, OR ANY OTHER ITEMS OR SERVICES PROVIDED UNDER THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BOTH PARTIES ACKNOWLEDGE THAT THE PARTIES' WEB SITES AND THE CONTENT (INCLUDING ANY SERVERS OR OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED BY THE PARTIES OR ANY THIRD PARTIES IN CONNECTION WITH HOSTING THE WEB SITES OR THE CONTENT OR PERFORMANCE OF ANY SERVICES HEREUNDER) ARE PROVIDED "AS IS" WITHOUT ANY WARRANTIES OF ANY KIND. THE PARTIES MAKE NO WARRANTY THAT THEY WILL CONTINUE TO OPERATE THEIR WEB SITES OR OFFER THE CONTENT IN THEIR CURRENT FORM, THAT THEIR WEB SITES OR THE CONTENT WILL BE ACCESSIBLE WITHOUT INTERRUPTION, THAT THE SITES OR THE CONTENT WILL MEET THE REQUIREMENTS OR EXPECTATIONS OF THE OTHER PARTY, OR THAT THE CONTENT, SOFTWARE OR ANY OTHER ANY MATERIALS ON ITS WEB SITES OR THE SERVERS AND SOFTWARE THAT MAKES ITS WEB SITES AVAILABLE ARE FREE FROM ERRORS, DEFECTS, DESIGN FLAWS OR OMISSIONS.

         6.       TERM AND TERMINATION.

         THE TERM OF THIS AGREEMENT IS AS SET FORTH ON EXHIBIT C.

         6.2 TERMINATION. Either party may terminate the Term upon not less than thirty (30) days' prior written notice to the other party of any material breach hereof by such other party, provided that such other party has not cured such material breach within such thirty
             (30) day period.

         6.3 Either Party may terminate this agreement, without cause, by providing a thirty (30) day prior written notice to the other party.

         6.4 EFFECT OF TERMINATION. Upon termination or expiration of the Term for any reason, all rights and obligations of the parties under this Agreement shall be extinguished, except that: (a) all accrued payment obligations hereunder shall survive such termination or expiration; and (b) the rights and obligations of the parties under Sections 4.2, 4.3, 5, 6, 7 and 8 shall survive such termination or expiration.

         7. INTELLECTUAL PROPERTY.

         7.1 COMPANY. AS BETWEEN THE PARTIES, Company retains all right, title and interest in and to the Company Web Sites (including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, "look and feel", Trademarks and other items posted thereon or used in connection or associated therewith; but excluding any Content or other items supplied by InfoSpace) and the Company Marks along with all Intellectual Property Rights associated with any of the foregoing. All goodwill arising out of InfoSpace's use of any of the Company Marks shall inure solely to the benefit of Company.

         7.2 INFOSPACE. As between the parties, InfoSpace retains all right, title and interest in and to the Content and the InfoSpace Web Sites (including, without limitation, any and all content, data, URLs, domain names, technology, software (including, without limitation, the Personal Desktop Portal Application), code, user interfaces, "look and feel", Trademarks and other items posted thereon or used in connection or associated therewith; but excluding any items supplied by Company), user data gathered


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from or through any InfoSpace tools or applications, and the InfoSpace Marks, along with all Intellectual Property Rights associated with any of the foregoing. All goodwill arising out of Company's use of any of the InfoSpace Marks shall inure solely to the benefit of InfoSpace.

         7.3 COPYRIGHT NOTICES. All Co-branded Pages will include the following acknowledgment, along with the InfoSpace logo.

         "Powered by InfoSpace" or "Powered by InfoSpace.com"

InfoSpace and Company acknowledge that the Co-branded Pages may also contain copyright and patent notices of copyrighted or copyrightable works, including those of InfoSpace Content providers. InfoSpace will be given credit in advertisements of Company which promote the Content services provided by InfoSpace in a manner such as "brought to you by InfoSpace.com" or similar text.

         7.4 OTHER TRADEMARKS. InfoSpace shall not register or attempt to register any of the Company Marks or any Trademarks which Company reasonably deems to be confusingly similar to any of the Company Marks. Company shall not register or attempt to register any of the InfoSpace Marks or any Trademarks which InfoSpace reasonably deems to be confusingly similar to any of the InfoSpace Marks.

         7.5 FURTHER ASSURANCES. Each party shall take, at the other party's expense, such action (including, without limitation, execution of affidavits or other documents) as the other party may reasonably request to effect, perfect or confirm such other party's ownership interests and other rights as set forth above in this Section 7.

         8. GENERAL PROVISIONS.

         8.1 CONFIDENTIALITY. Each party (the "Receiving Party") undertakes to retain in confidence the terms of this Agreement and all other non-public information and know-how of the other party disclosed or acquired by the Receiving Party pursuant to or in connection with this Agreement which is either designated as proprietary and/or confidential or by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"); provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants in the ordinary course of its business. Each party agrees to use commercially reasonable efforts to protect Confidential Information of the other party, and in any event, to take precautions at least as great as those taken to protect its own confidential information of a similar nature. Company acknowledges that the terms of this Agreement and user information are Confidential Information of InfoSpace. The foregoing restrictions shall not apply to any information that: (a) was known by the Receiving Party prior to disclosure thereof by the other party; (b) was in or entered the public domain through no fault of the Receiving Party; (c) is disclosed to the Receiving Party by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality; (d) is required to be disclosed by applicable laws or regulations (but in such event, only to the extent required to be disclosed); or (e) is independently developed by the Receiving Party without reference to any Confidential Information of the other party. Upon request of the other party, or in any event upon any termination or expiration of the Term, each party shall return to the other all materials, in any medium, which contain, embody, reflect or reference all or any part of any Confidential Information of the other party. Each party acknowledges that breach of this provision by it would result in irreparable harm to the other party, for which money damages would be an insufficient remedy, and therefore that the other party shall be entitled to seek injunctive relief to enforce the provisions of this Section 8.1.

         8.2 INDEPENDENT CONTRACTORS. Company and InfoSpace are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, franchise or agency relationship between Company and InfoSpace. Neither party has any authority to enter into agreements of any kind on behalf of the other party.

         8.3 ASSIGNMENT. Company may not assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of InfoSpace; except that either



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party may, without the other party's consent, assign this Agreement or any of its rights or delegate any of its duties under this Agreement: (a) to any affiliate of such party; or (b) to any purchaser of all or substantially all of such party's assets or to any successor by way of merger, consolidation or similar transaction. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

         8.4 CHOICE OF LAW; FORUM SELECTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington without reference to its choice of law rules. Company hereby irrevocably consents to exclusive personal jurisdiction and venue in the state and federal courts located, in King County, Washington with respect to any actions, claims or proceedings arising out of or in connection with this Agreement, and agrees not to commence or prosecute any such action, claim or proceeding other than in the aforementioned courts.

         8.5 NONWAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

         8.6 FORCE MAJEURE. Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, interruptions in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophes or any other occurrences which are beyond such party's reasonable control.

         8.7 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be given in writing and delivered in person, mailed via confirmed facsimile or e-mail, or delivered by recognized courier service, properly addressed and stamped with the required postage, to the individual signing this Agreement on behalf of the applicable party at its address specified in the opening paragraph of the agreement and shall be deemed effective upon receipt. Either party may from time to time change the individual to receive notices or its address by giving the other party notice of the chance in accordance with this section. In addition, a copy of any notice sent to InfoSpace shall also be sent to the following address:

         InfoSpace.com, Inc.                Freei Networks, Inc.
         15375 NE 90th Street               909 South 336th St. Suite 110
         Redmond, WA 98052                  Federal Way, WA 98003
         Fax: (425) 883-4846                Fax: (253) 661-3431
         Attention: General Counsel         Attention: Jolene Smith

         8.8 SAVINGS. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions shall remain in full force and effect. If any provision of this Agreement shall, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision shall be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

         8.8 INTEGRATION. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements or negotiations between InfoSpace and Company concerning the subject matter hereof, and cannot be amended except by a writing signed by both parties. This Agreement does not constitute an offer by InfoSpace and it shall not be effective until signed by both parties.

         8.9 COUNTERPARTS; ELECTRONIC SIGNATURE. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of the Agreement will be equivalent to original documents until such time as original documents are


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

completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

FREEI NETWORKS, INC.                             INFOSPACE.COM, INC.
("Company)                                       ("InfoSpace")

By: /s/ Bob McCausland                          By /s/ Charles Stubbs
  --------------------------                       -----------------------------

Name Robert (Bob) McCausland                     Name: Charles Stubbs

Title President/CEO                              Title: V.P. Bus. Dev.



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                                    EXHIBIT A
                                     CONTENT

The Content consists of, but is not limited to, the following indexes, directories and other items and services (as the same may by updated, revised or modified by InfoSpace in its sole discretion from time to time):

 1.       Yellow Pages
 2.       White Pages
 3.       Netsearch
 4.       Classifieds
 5.       City Guides
 6.       Finance
 7.       News
 8.       Sports news
 9.       Community
 10.      Government
 11.      E-Shopping
 12.      International Listings
 13.      Business Services
 14.      Entertainment
 15.      ActiveShopper
 16.      InfoSpace "Personal Desktop Portal"
 17. Other items and services that may from time to time be added to the InfoSpace Web Sites by InfoSpace (in its sole discretion)
 18.      MyFreei - personal section

 The following items are not included as part of the Content:

 1.       Web Page Creator
 2.       Event Manager
 3.       Forums
 4.       Web-based email
 5.       Address Book
 6.       Chat

         The actual name of these services may change. Company must obtain the prior approval of InfoSpace if Company desires to change the name of any of these services.

                                    EXHIBIT B

                                   TRADEMARKS
         COMPANY MARKS

             [Logo]

    -     FREEI.NET (STYLIZED)
    -     FREEI.NET (TYPED)
    -     FREEI NETWORKS
    -     IREPORTS
    -     ISEE
    -     FREEISEARCH
    -     INET
    -     FREEIMALL (TYPED)
    -     FREEIMALL (STYLIZED)
    -     FREEIVALUES
    -     FREEICHAT
    -     FREEIPAGE
    -     FREEITOWN
    - FOR FREE INTERNET ACCESS & EMAIL SERVICES GO TO FREEI NETWORKS AT HTTP://WWW.FREEI.NET/
    -     BECAUSE THE INTERNET WAS MEANT TO BE FREE
    -     GET YOUR 100% FREE INTERNET ACCESS & EMAIL AT WWW.FREEI.NET
    -     YOUR 100% FREE INTERNET ACCESS & EMAIL SERVICE PROVIDER
    -     FREEIFRIENDS

    INFOSPACE MARKS

    InfoSpace
    InfoSpace.com

                  The Brand That's Building The Internet

  [Logo]

                  Powered By InfoSpace

         Powered by InfoSpace.com
         ActiveShopper
         PageExpress
         Search Engine For The Real World
         The Stuff That Portals Are Made Of
         Personal Desktop Portal

                                    EXHIBIT C

1. DEFINITIONS. As used in this Agreement, the following terms have the following defined meanings:

         CO-BRAND Fee" means a monthly nonrefundable sum in the amount of [*].

         "IMPRESSION THRESHOLD DATE" means the first date on which the number of Impressions meets or exceeds the Impression Threshold.

2. TERM. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated or extended as provided in this Agreement, shall end upon the [*] anniversary of this Agreement ("Term").

3. CO-BRAND FEE. Infospace [*] the co-brand fee.

4. BANNER ADVERTISEMENTS. InfoSpace and/or Company shall have the right to serve Banner Advertisements on the Co-branded Pages, to be determined from the choices listed below. The appearance of the Banner Advertisements will be as reasonably determined by InfoSpace; provided, that InfoSpace may reject any Banner Advertisement if such Banner Advertisement would materially adversely affect the download time or performance of such Co-branded page. Any available inventory of Banner Advertisements sold by the Company for the Co-branded Pages shall be "run of site" (e.g., not targeted to any specific type or area of the Co-branded Pages). - The Company shall provide the content for any Banner Advertisements sold by the Company to InfoSpace at the Company's sole expense and in a form and format approved by InfoSpace. Neither party will submit for any Co-branded Page any Banner Advertisement which contains any material that is libelous or defamatory or that infringes any Intellectual Property Right or other right of any third party.

         FOUR OPTIONS FOR GENERATING REVENUE FROM CO-BRANDED PAGES:

         The parties will agree in writing to one of the following four options in connection with the sale of Banner Advertisements on the Co-branded pages.

         1. Infospace and COMPANY WILL divide banner inventory on Co-branded Pages [*] and each party will be entitled to retain all sums it receives from the sale of its banner inventory.

         2. Infospace may sell the Banner Advertisements exclusively. Infospace will retain [*] of gross revenue as cost of sales and will deliver to Company [*] of the remaining gross revenue.

         3. Company may sell the Banner Advertisements exclusively, Company will retain [*] of gross revenues to cover cost of sales and will deliver to InfoSpace [*] of the remaining gross revenue.

         4. Infospace shall have the exclusive right to sell banner inventory and will pay to Company on a monthly basis [*] for each click-through to Infospace applications.

5. RECORDS AND AUDIT; LATE PAYMENTS. During the Term, the parties shall maintain accurate records of click-through revenues and fees payable to the other party pursuant to this Exhibit C. Either party may, upon ten (10) days advance notice to the other party, examine and audit such records of the other party in order to verify the figures reported in any reports made to the other party and any amounts owed to the other party under this Agreement. Any such audit shall be conducted, to the extent possible, in a manner that does not interfere with the ordinary business operations of the other party. In the event that any audit shall reveal an underpayment of more than five percent (5%) of the amounts due for any quarter, the other party will reimburse the other party for the actual costs of such audit.

[*] = Confidential Treatment Requested